CYANOTECH CORPORATION
73-4460 Queen Kaahumanu Hwy., Suite 102
Kailua-Kona, HI 96740
(808) 326-1353

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 To be held Thursday, August 22, 2002 at 7:00 P.M. Hawaii Standard Time

To Our Stockholders:

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders (the “Annual Meeting”) of Cyanotech Corporation, a Nevada corporation (“Cyanotech” or the “Company”) to be held on Thursday, August 22, 2002 at 7:00 P.M., Hawaii Standard Time, at the Ala Moana Hotel, 410 Atkinson Drive, Honolulu, Hawaii, for the following purposes:

1.	To elect six directors to serve until the next Annual Meeting or until their successors are elected and qualified;
2.	To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending March 31, 2003; and
3.	To transact such other business as may properly come before the meeting or any adjournment thereof. The Company knows of no other business to be brought before the meeting.

        These matters are more fully described in the Proxy Statement accompanying this notice.

        The Board of Directors has fixed the close of business on June 25, 2002 as the record date (the “Record Date”) for Stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The stock transfer books will not be closed between the Record Date and Annual Meeting. Only stockholders of record at the Record Date are entitled to notice of and to vote at the Annual Meeting; however, all stockholders are cordially invited to attend the meeting.

                                                                                                                        By Order of the Board of Directors

                                                                                                                        Ronald P. Scott
                                                                                                                        Secretary

Kailua-Kona, Hawaii
July 8, 2002

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND SAVE THE EXPENSE OF FURTHER COMMUNICATION. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY DO SO, BECAUSE YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.